                                                                    EXHIBIT 99.1

F R A N K L I N   B A N C O R P,   I N C.
-----------------------------------------
N E W S       R E L E A S E
24725 West Twelve Mile Road              For more information contact:
Southfield, MI   48034                   Leonard Carleton
                                         Chief Financial Officer/Treasurer
                                         Franklin Bancorp, Inc.
                                         (248) 358-6483



              FRANKLIN BANCORP, INC. REPORTS SECOND QUARTER RESULTS

     o    QUARTERLY EARNINGS - $726,780 ($0.19 PER SHARE)
     o    ASSET QUALITY - NONPERFORMING ASSETS DECLINE 16% YTD
     o    DEPOSIT GROWTH - BUSINESS DDA DEPOSITS UP 5% YTD

Southfield, Michigan, July 24, 2003 - Franklin Bancorp, Inc. (NASDAQ:FBCP) reported a second quarter profit of $726,780 ($0.19 per share fully diluted) compared to $1.6 million ($0.42 per fully diluted share) for the quarter ended June 30, 2002.

For the six months ended June 30, 2003, Franklin posted a small loss of $50,903 or ($0.01 per fully diluted share) compared to a profit of $3.2 million or ($0.85 per fully diluted share) for the six months ended June 30, 2002. The year to date results for 2003 reflect the severance charges taken in the first quarter of 2003 of $2.8 million and additional severance charges in the second quarter of $215,162.

The severance charges which resulted in a net loss for the six months ended June 30, 2003, are the result of past severance agreements which have been triggered and incurred. The potential after-tax cost of the remaining previously disclosed and triggered severance agreements, if incurred in the future, is approximately $250,000.

Commenting on the second quarter results, David L. Shelp, President and CEO, said "while we continue to be disappointed to report earnings which are less than those that were earned in the comparable year ago period, to a significant degree, they are tied to the dramatic decline in interest rates on a national basis and the impact of a slow economy. When the economy begins to regain its momentum, we are hopeful that rates will rise and the balances in our loan products will increase, thereby increasing the net interest income component of our earnings mix."

The net interest margin for the quarter ended June 30, 2003 was 4.60% as compared to a net interest margin of 5.24% for the comparable quarter ended June 30, 2002, a drop of 64 basis points. For the six months ended June 30, 2003, the net interest margin was 4.67% as compared to 5.30% for the six months ended June 30, 2002, a drop of 63 basis points.

"The decline in the Bank's net interest margin continues to be a direct result of the declining level of interest rates that have occurred during the last twelve months. The decline in interest income is also a result of the change in the mix of our earning assets, as well as a reduction in the Bank's average earning assets from $495 million for the six months ended June 30, 2002 to $475 million for the same period ended 2003," commented Mr. Shelp.

Operating fee income (defined as non interest income excluding gains or losses on sales of securities, loans, real estate owned and repossessed assets) decreased slightly by $18,005 for the six months ended June 30, 2003 compared to 2002, but increased slightly by $21,509 when comparing the quarter ended June 30, 2003 to 2002.

Non-interest expenses were $12.8 million for the six months ended June 30, 2003 compared to $9.4 million for the same period ended June 30, 2002. Increases in severance compensation and in expenses associated with the new Troy branch accounted for $2.8 million and $361,000, respectively, of the $3.4 million increase. For the quarter ended June 30, 2003, non-interest expenses increased $333,000 compared to the quarter ended June 30, 2002. Of this increase, $227,000 was related to the new Troy branch.

Lending activity was down during the past six months, with a net decrease in outstanding loans of $25 million compared to December 31, 2002. Deposits at June 30, 2003 decreased by $4.9 million compared to December 31, 2002, with most of this a purposeful decrease coming in higher cost CDs. Importantly, outstanding business DDA balances increased by $9.5 million compared to the balances at December 31, 2002.

Franklin continues to aggressively manage its credit risk during the current sluggish economic period. As a result, total non-performing assets declined to $6.1 million at June 30, 2003, down from $7.3 million at December 31, 2002 and $8.7 million at March 31, 2003.

The allowance for loan losses as a percentage of loans outstanding remained above peer levels at 1.64% at June 30, 2003, compared to 1.78% at December 31, 2002 and 1.65% at March 31, 2003. Net charge-offs for the first six months of 2003 were $2.1 million compared to $872,000 for the first six months of 2002. The increase was a result of the Bank's continued aggressive managing of problem loan relationships as noted above. The majority of the increase in net charge-offs was related to two commercial loan relationships which were charged-off during the six months ended June 30, 2003. Management expects to see a decline in the rate of charge-off activity within its loan portfolio during the remainder of 2003.

Total assets at June 30, 2003 were $536.2 million compared to $542.5 million at year-end 2002. Loans were $308.5 million at June 30, 2003 compared to $333.3 million at December 31, 2002, a decrease of $24.8 million. Deposits were at $424.2 million at June 30, 2003 compared to $429.1 million at year-end 2002, a decrease of $4.9 million. Franklin remains well capitalized with a Tier 1-leverage ratio of 8.09%.

Franklin recently announced the hiring of three new key top executives and the promotion of a fourth top executive from within the organization. Named to key executive positions were Craig L. Johnson as EVP-Lending; Leonard B. Carleton as Treasurer and CFO; Michael A. King as SVP-Retail Operations and Ronald J. Carr as SVP-Human Resources. All these individuals have considerable banking experience in the local community and are expected to strengthen the Bank's top management team.

Franklin specializes in serving small and medium-sized business customers and their owners throughout the tri-county area of Wayne, Oakland, and Macomb counties. Franklin's executive offices, Business Center and one regional branch are located in Southfield, with additional regional branches in Birmingham, Troy and Grosse Pointe Woods. Visit the Bank's website at http://www.franklinbank.com.

                                      ###

The matters discussed in this press release contain forward-looking statements that involve risk and uncertainties. Words or phrases "will result," "expect," "are to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ, include, but are not limited to, changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national economy and changes in economic conditions of the Bank's market area and the other risks detailed from time to time in Franklin Bancorp's SEC reports, including Franklin Bancorp's report on Form 10-K for the year ended December 31, 2002 and quarterly reports on Form 10-Q. These forward-looking statements represent Franklin Bancorp's judgment as of the date of this report. Franklin Bancorp disclaims, however, any intent or obligation to update these forward-looking statements.

FRANKLIN BANCORP, INC.
FINANCIAL SUMMARY


                                                                        JUNE 30                      JUNE 30
QUARTER ENDED (UNAUDITED)                                                2003                          2002
------------------------------------------------------------------------------------------------------------------
Interest income                                                       $   7,030,477                $   8,524,663
Interest expense                                                          1,508,076                    2,002,541
Provision for loan losses                                                   625,653                      500,000
Net interest income after provision for loan losses                       4,896,748                    6,022,122
Net income                                                                  726,780                    1,596,628
Net income per common share - basic                                            0.20                $        0.44
Net income per common share - diluted                                          0.19                $        0.42
Common shares outstanding                                                 3,691,600                    3,634,831

                                                                       (UNAUDITED)
                                                                         JUNE 30,                    DECEMBER 31,
AT                                                                        2003                          2002
------------------------------------------------------------------------------------------------------------------
Assets                                                                $ 536,172,113                $ 542,478,317
Securities available for sale                                           124,398,168                  149,836,545
Loans (before allowance for loan losses)                                308,491,266                  333,345,726
Allowance for loan losses                                                (5,068,741)                  (5,926,813)
Deposits                                                                424,190,864                  429,129,830
Short term borrowings                                                    65,000,000                   65,000,000
Total shareholders' equity                                               45,245,157                   45,641,695
Book value per common share                                                   12.26                        12.51
Common shares outstanding                                                 3,691,600                    3,647,593
Tier 1 leverage capital ratio                                                  8.09%                        7.55%
Nonperforming assets                                                  $   6,145,178                $   7,322,970
Nonperforming assets/total assets                                              1.15%                        1.35%
Allowance for loan losses/loans outstanding                                    1.64                         1.78

                                                                         JUNE 30,                      JUNE 30
OTHER INFORMATION (QUARTER ENDED) UNAUDITED                                2003                         2002
------------------------------------------------------------------------------------------------------------------
Return on average shareholders' equity                                         6.52%                       14.36%
Return on average assets                                                       0.55                         1.18
Net interest margin                                                            4.60                         5.24
Net change-offs/average loans                                                  1.09                         0.27
Cash dividends per share                                              $        0.08                         0.08

FRANKLIN BANCORP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                       (UNAUDITED)
                                                                         JUNE 30,                   DECEMBER 31,
                                                                          2003                         2002
-------------------------------------------------------------------------------------------------------------------
ASSETS
         Cash and due from banks                                      $  27,155,859                $  18,171,153
         Interest-earning deposits                                          614,250                    3,580,028
         Time deposits with FHLB                                         49,256,049                    9,050,162
                                                                      -------------                -------------
         Cash and cash equivalents                                       77,026,158                   30,801,343
         Securities available for sale                                  124,398,168                  149,836,545
         Federal Home Loan Bank stock - cost                              5,946,700                    5,868,900
         Federal Reserve Bank stock - cost                                  932,750                    1,541,500
         Loans (before allowance for loan losses)                       308,491,266                  333,345,726
         Allowance for loan losses                                       (5,068,741)                  (5,926,813)
                                                                      -------------                -------------
         Net loans                                                      303,422,525                  327,418,913
         Accrued interest receivables                                     2,905,157                    3,075,368
         Real estate owned                                                  540,326                    2,004,449
         Premises and equipment, net                                      3,485,086                    3,026,171
         Bank Owned Life Insurance                                       10,049,094                    9,799,009
         Prepaid expenses and other assets                                7,466,149                    9,106,119
                                                                      -------------                -------------
         TOTAL ASSETS                                                 $ 536,172,113                $ 542,478,317
                                                                      =============                =============

LIABILITIES
         Deposits                                                     $ 424,190,864                $ 429,129,830
         Short term borrowings                                           65,000,000                   65,000,000
         Accrued interest payable                                           208,876                      260,275
         Other liabilities                                                1,527,216                    2,446,517
                                                                      -------------                -------------
         TOTAL LIABILITIES                                              490,926,956                  496,836,622
                                                                      -------------                -------------

SHAREHOLDERS' EQUITY
         Common stock - Par value $1.00; authorized
         6,000,000 shares; issued and outstanding 3,647,593
         shares at December 31, 2002 and 3,691,600 shares at
         June 30, 2003                                                    3,691,600                    3,647,593
         Additional paid-in capital                                      27,491,285                   27,154,384
         Retained earnings                                               11,775,199                   12,413,704
         Accumulated other comprehensive income                            ,287,073                    2,426,014
                                                                      -------------                -------------
         TOTAL SHAREHOLDERS' EQUITY                                      45,245,157                   45,641,695
                                                                      -------------                -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $ 536,172,113                $ 542,478,317
                                                                      =============                =============



FRANKLIN BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                         THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                             JUNE 30,                           JUNE 30,
                                                                       2003            2003              2003               2002
-----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
   Interest on loans                                              $  5,603,032     $  6,269,294      $ 11,282,746      $ 12,693,297
   Interest on securities                                              773,153        1,643,538         1,824,747         3,294,068
   Other interest and dividends                                        654,292          611,831         1,213,164         1,163,898
                                                                  ------------     ------------      ------------      ------------
   TOTAL INTEREST INCOME                                             7,030,477        8,524,663        14,320,657        17,151,263
                                                                  ------------     ------------      ------------      ------------
INTEREST EXPENSE
   Interest on deposits                                                787,080        1,280,753         1,752,049         2,490,043
   Interest on other borrowings                                        720,996          721,788         1,438,747         1,501,228
                                                                  ------------     ------------      ------------      ------------
   TOTAL INTEREST EXPENSE                                            1,508,076        2,002,541         3,190,796         3,991,271
                                                                  ------------     ------------      ------------      ------------
NET INTEREST INCOME                                                  5,522,401        6,522,122        11,129,861        13,159,992
PROVISION FOR LOAN LOSSES                                              625,653          500,000         1,251,306           975,000
                                                                  ------------     ------------      ------------      ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                  4,896,748        6,022,122         9,878,555        12,184,992
                                                                  ------------     ------------      ------------      ------------
NON INTEREST INCOME
   Deposit account service charges                                     769,157          792,546         1,525,214         1,578,526
   Net gain on sale of securities                                            0          320,408           455,511           320,408
   Net gain/(loss) on sale of other assets                              77,303            4,875                 0            (1,602)
                                                                                                                       ------------
   Other fee income                                                    455,557          410,659           860,976           825,669
                                                                  ------------     ------------      ------------      ------------
   TOTAL NON INTEREST INCOME                                         1,302,017        1,528,488         2,841,701         2,723,001
                                                                  ------------     ------------      ------------      ------------
NON INTEREST EXPENSE
   Compensation and benefits                                         2,318,364        2,319,918         4,780,456         4,727,903
   Severance compensation                                              215,162          130,319         2,974,902           130,319
   Occupancy and equipment                                             798,221          797,009         1,603,220         1,584,947
   Advertising                                                         151,115          181,745           305,740           331,996
   Federal insurance premiums                                           16,916           16,801            34,411            34,483
   Communication expense                                               195,971          171,202           322,452           295,285
   Outside service expense                                             958,000          676,995         1,676,282         1,228,515
   Other                                                             5,067,333          533,701         1,095,493         1,065,602
                                                                  ------------     ------------      ------------      ------------
   TOTAL NON INTEREST EXPENSE                                        5,160,482        4,827,690        12,792,956         9,399,050
                                                                  ------------     ------------      ------------      ------------
INCOME/(LOSS) BEFORE PROVISION FOR FEDERAL INCOME TAXES               1,038.28        2,722,920           (72,700)        5,508,943
   Provision/(Benefit) for federal income taxes                        311,503          676,067           (21,797)        1,397,499
                                                                  ------------     ------------      ------------      ------------
INCOME/(LOSS) BEFORE PREFERRED STOCK DIVIDENDS                         726,780        2,046,853           (50,903)        4,111,444
   Preferred stock dividends of subsidiary                                   0          450,225                 0           900,450
                                                                  ------------     ------------      ------------      ------------
NET INCOME/(LOSS)                                                      726,780     $  1,596,628      $    (50,903)     $  3,210,994
                                                                  ============     ============      ============      ============


INCOME PER COMMON SHARE:

   Average common shares outstanding:
   Basic
   Diluted                                                           3,685,136        3,631,768         3,675,912         3,625,947
   Net income/(loss) per common share:                               3,762,263        3,779,187         3,758,250         3,767,692
   Basic
   Diluted                                                        $       0.20     $       0.44      $      (0.01)     $       0.89
                                                                  $       0.19     $       0.42      $      (0.01)     $       0.85


                                       8